   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 10, 1998
                                                     REGISTRATION NO. 333-63593
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     POST-EFFECTIVE AMENDMENT NO. 1 TO THE
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            PROVIDENT BANCORP, INC.
            (Exact Name of Registrant as Specified in Its Charter )

      FEDERAL                        6712                 (TO BE APPLIED FOR)
(State or Jurisdiction          (Primary Standard           (I.R.S. Employer
 of Incorporation or      Industrial Classification Code   Identification No.)
Organization)                        Number)

                              400 RELLA BOULEVARD
                           MONTEBELLO, NEW YORK 10901
                                 (914) 369-8040
         (Address and Telephone Number of Principal Executive Offices)

                                GEORGE STRAYTON
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              400 RELLA BOULEVARD
                           MONTEBELLO, NEW YORK 10901
                                 (914) 369-8040
           (Name, Address  and Telephone Number of Agent for Service)

                                   COPIES TO:
                                ERIC LUSE, ESQ.
                            KENNETH R. LEHMAN, ESQ.
                   LUSE LEHMAN GORMAN POMERENK & SCHICK, P.C.
                     5335 WISCONSIN AVENUE, N.W., SUITE 400
                                 (202) 274-2000
                             WASHINGTON, D.C. 20015

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering:   [X] Registration Number 333-63593

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: [_]

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                                  PROPOSED        PROPOSED
                                              AMOUNT TO BE        MAXIMUM         MAXIMUM
TITLE OF EACH CLASS OF                        REGISTERED       OFFERING PRICE    AGGREGATE        AMOUNT OF
SECURITIES TO BE REGISTERED                                          PER          OFFERING    REGISTRATION FEE
                                                                 SHARE/UNIT      PRICE (1)
-----------------------------------------  ------------------  ---------------  ------------  ----------------
Common Stock, $0.10 par value per share    4,007,175 shares             $10.00   $40,071,750           $11,822 (2)

Participation Interests (2)                340,000  interests               --            --                --
==============================================================================================================

______________
(1)  Estimated solely for the purpose of calculating the registration fee.
(2)  Previously submitted.
(3) The securities of Provident Bancorp, Inc. to be purchased by the Provident Savings Bank 401(k) Plan as adopted by Provident Bank are included in the amount shown for Common Stock. However, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, no separate fee is required for the participation interests. Pursuant to such rule, the amount being registered has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such Plan.

PART II:  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                                                                  Amount
                                                                ----------

     *     Legal Fees and Expenses (including Blue Sky fees)..  $  180,000
     **    Underwriter's fees.................................     470,000
     *     Printing, Postage, EDGAR and Mailing...............     225,000
     *     Appraisal and Business Plan Fees and Expenses......      52,500
     *     Accounting Fees and Expenses.......................     125,000
     *     Underwriter's Counsel Fees.........................      42,000
     *     Filing Fees (NASD, NASDAQ, OTS and SEC)............      95,900
     *     Conversion Agent/Transfer Agent....................      25,000
     *     Other Expenses.....................................      34,000
                                                                ----------
     *     Total..............................................  $1,250,000
                                                                ==========

______________
*    Estimated
** Provident Bancorp, Inc. has retained Ryan, Beck & Co., Inc. ("Ryan, Beck") to assist in the sale of common stock on a best efforts basis in the Offerings. Ryan, Beck will receive fees of approximately $450,000, exclusive of estimated expenses of $20,000.


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS OF PROVIDENT BANK AND PROVIDENT BANCORP, INC.

          Generally, federal regulations define areas for indemnity coverage for federal savings associations, and proposed federal regulations define areas for indemnity coverage for federal MHC subsidiary holding companies, as follows:

          (a) Any person against whom any action is brought or threatened because that person is or was a director or officer of the savings association shall be indemnified by the savings association for:

               (i) Any amount for which that person becomes liable under a judgment in such action; and

               (ii) Reasonable costs and expenses, including reasonable attorneys' fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgement in such enforcement action.

          (b) Indemnification shall be made to such person under paragraph
(b) of this Section only if:

               (i)   Final judgement on the merits is in his or her favor; or

               (ii)  In case of:

                     a. Settlement,
                     b. Final judgement against him or her, or
                     c. Final judgement in his or her favor, other than on the
                        merits, if a majority of the disinterested directors of the savings association determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of the savings association or its members. However, no indemnification shall be made unless the association gives the Office at least 60 days notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the Regional Director, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the association in writing, within such notice period, of its objection thereto.

          (c)  As used in this paragraph:

               (i) "Action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

               (ii) "Court" includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;

               (iii) "Final Judgment" means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken;

               (iv) "Settlement"   includes the entry of a judgment by consent
          or confession or a plea of guilty or of nolo contendere.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

          Not Applicable.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES:

          See the Exhibit Index which immediately preceeds the Exhibits to the Form S-1.

ITEM 17.  UNDERTAKINGS

          The undersigned Registrant hereby undertakes to:

          (1) File, during any period in which it offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (2) For the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

       (3) Remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The registrant will provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such documentation and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the village of Montebello, State of New York on December 9, 1998.


                              PROVIDENT BANCORP, INC. (IN FORMATION)


                              By:   /s/ George Strayton
                                    ------------------------------------
                                    George Strayton
                                    President and Chief Executive Officer
                                    (Duly Authorized Representative)


                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Provident Bancorp, Inc. (the "Company") hereby severally constitute and appoint George Strayton as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said George Strayton may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of the Company's Common Stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said George Strayton shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

       Signatures                       Title                      Date
-------------------------  -------------------------------   ----------------

/s/ George Strayton        President, Chief Executive        December 9, 1998
-------------------------  Officer and Director
George Strayton            (Principal Executive Officer)


/s/ Katherine A. Dering    Senior Vice President and         December 9, 1998
-------------------------  Chief Financial Officer
Katherine A. Dering        (Principal Financial and
                           Accounting Officer)

/s/ William F. Helmer      Chairman of the Board             December 9, 1998
-------------------------
William F. Helmer

/s/ Dennis L. Coyle        Vice Chairman of the Board        December 9, 1998
-------------------------
Dennis L. Coyle


/s/ Murray L. Korn         Director                          December 9, 1998
-------------------------
Murray L. Korn



Signatures                   Title                                   Date
--------------------------   -------------------------------   ----------------
/s/ Donald T. McNelis        Director                          December 9, 1998
---------------------
Donald T. McNelis


/s/ Richard A. Nozell        Director                          December 9, 1998
---------------------
Richard A. Nozell



/s/ William R. Sichol, Jr.   Director                          December 9, 1998
--------------------------
William R. Sichol, Jr.



/s/ Wilbur C. Ward           Director                          December 9, 1998
-----------------
Wilbur C. Ward



/s/ F. Gary Zeh              Director                          December 9, 1998
---------------
F. Gary Zeh


   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 10, 1998
                                                           REGISTRATION NO. 333-
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                ----------------
                                    EXHIBITS
                                       TO
                         POST-EFFECTIVE AMENDMENT NO. 1
                                     TO THE
                             REGISTRATION STATEMENT
                                       ON
                                    FORM S-1

                                ----------------


                            PROVIDENT BANCORP, INC.
                              MONTEBELLO, NEW YORK

                                 EXHIBIT INDEX

1.1  Engagement Letter between Provident Bank and Ryan, Beck & Co., Inc.*

1.2 Agency Agreement among Provident Bancorp, Inc., Provident Bank and Ryan, Beck & Co., Inc.*

2 Plan of Reorganization from Mutual Savings Association to Mutual Holding Company and
     Stock Issuance Plan*

3.1 Proposed Federal Holding Company Charter of Provident Bancorp, Inc. (contained in Exhibit 2)*

3.2  Proposed Bylaws of Provident Bancorp, Inc (contained in Exhibit 2)*

4    Form of Common Stock Certificate of Provident Bancorp, Inc*

5 Opinion of Luse Lehman Gorman Pomerenk & Schick, P.C. regarding legality of securities being registered*

8.1  Federal Tax Opinion of Luse Lehman Gorman Pomerenk & Schick, P.C.*

8.2  Letter of RP Financial, LC with respect to Subscription Rights*

10.1 Form of Employee Stock Ownership Plan*

10.2 Employment Agreement with George Strayton, as amended*

10.3 Form of Employment Agreement*

10.4 Deferred Compensation Agreement*

10.5 Supplemental Executive Retirement Plan, as amended*

10.6 Management Incentive Program*

10.7 1996 Long-Term Incentive Plan for Officers and Directors, as amended*

16   Letter regarding change in accountants *

21   Subsidiaries of the Registrant*

23.1 Consent of Luse Lehman Gorman Pomerenk & Schick, P.C. (contained in Opinions included on Exhibits 5 and 8.1)

23.2 Consent of KPMG Peat Marwick LLP*

23.3 Consent of Deloitte & Touche LLP*

23.4 Consent of RP Financial, LC

24   Power of Attorney (set forth on signature page)

27   EDGAR Financial Data Schedule*

99.1 Appraisal Agreement between Provident Bank and RP Financial, LC.*

99.2 Business Plan Agreement between Provident Bank and RP Financial, LC.*

99.3 Appraisal Report of RP Financial, LC*

99.4 Proxy Statement*

99.5 Marketing Materials*

99.6 Order Form*

99.7 401(k) Supplement*

99.8 Updated Appraisal Report of RP Financial, LC

___________________
*    Previously filed.
**   Separately bound.